Exhibit 99.1

Cryoport Reports 56% Revenue Growth for Fiscal Year Ended December 31, 2017

- - -

Cryoport added 85 new biopharma trials in 2017

Cryoport now supports a total of 214 trials with 26 Phase III clinical trials

IRVINE, California, March 6, 2018 - Cryoport, Inc. (NASDAQ: CYRX) (NASDAQ: CYRXW) (“Cryoport” or the “Company”), the global leader in temperature-controlled logistics dedicated to the life sciences industry, today announced financial results for the three and twelve-month periods ended December 31, 2017.

Jerrell Shelton, Chief Executive Officer of Cryoport, commented, “2017 was an inflection point for our Company, as strong momentum in the biopharma market drove a year-over-year total revenue growth of 56%. We improved systems, added ‘strength to our bench’ of personnel and entered into long-term commercial logistics agreements supporting Gilead's Kite Pharma (YescartaTM) and Novartis (KymriahTM), the first FDA-approved CAR-T therapies to be commercialized. We believe our agreements supporting these first-to-market, high-profile and ground-breaking immunotherapies further cement our market leading position and reputation in the global biopharma market. As Kymriah™ and Yescarta™ are ramped to full commercialization, they are expected to drive significant revenue growth for Cryoport as commercial demand for these therapies is answered and accelerates.

“Cryoport’s biopharma revenue increased 63%, contributing 76% of total revenue, for the fourth quarter of 2017, compared to the same period in 2016, with clinical and early stage commercial programs providing the primary catalysts for our rapid expansion. In 2017, we reported a net increase of 85 clinical trials that we support as many of the industry’s leading and most innovative biopharma companies have integrated our unrivalled cold-chain logistics solutions into their collection and distribution processes and consider Cryoport’s logistics solutions to be essential to their cell-based regenerative immunotherapies such as CAR T-cell therapies and other regenerative therapies such as allogenic stem cell therapies.

“The regenerative medicine market continues to generate increased investment, with $7.5 billion raised in 2017, compared with $4.2 Billion in 2016, according to The Alliance for Regenerative Medicine (ARM) located in Washington, DC. Furthermore, we anticipate the potential of an additional 5-7 Cryoport supported new BLA/EMA filings in the next 12 months, increasing from our previous estimate of 2-4. We, therefore, expect Cryoport’s position as the logistical backbone of the regenerative medicine industry to strengthen, accelerate and grow in both the near and long-term.

“Our technologically advanced logistics solutions and first-in-class reputation across the life sciences industry also drove new client agreements and improved revenue growth in our animal health and reproductive medicine markets throughout the year. In the fourth quarter of 2017, our 62% revenue growth in the animal health market compared to the same period in 2016 was primarily driven by a new client headquartered in Germany. In reproductive medicine, our United States market remains robust and, as a matter of priority, for the present, we continue to direct our sales and marketing efforts for our CryostorkSM solutions toward U.S. clients. Both animal health and reproductive medicine are consistent and growing sources of revenue and we plan to continue to expand our footprint in these markets throughout 2018,” concluded Mr. Shelton.

Market Highlights:

Biopharma

•	Biopharma revenue increased by 72% in the twelve months ended December 31, 2017 compared to the same period in 2016; for the quarter ended December 31, 2017, biopharma revenue increased 63% compared to the same period in 2016.

•	85 new biopharma trials were added in the twelve-months ended December 31, 2017, and 19 new biopharma trials in the fourth quarter of 2017.

•	Cryoport is supporting a net total of 214 clinical trials, of which 26 are in Phase III, compared with 129 as of December 31, 2016, 18 of which were in Phase III.

•	Novartis signed a long-term commercial agreement with Cryoport for Kymriah™ in June 2017 to support the commercial launch of its FDA-approved CAR-T therapy.

•	Gilead's Kite Pharma signed a long-term commercial agreement with Cryoport for Yescarta™ in August 2017 to support the commercial launch of its FDA-approved CAR-T therapy.

•	Subsequent to the year end, Cryoport announced a collaboration with McKesson Specialty Health, a division of McKesson Corporation, designed to bolster logistics services to support delivery of cell and gene therapies to patients at points of care.

•	Commenced construction of two new Cryoport Global Logistics Centres, one located in the Eastern United States and the other in Amsterdam, both with scheduled openings during the first half of 2018.

Animal Health

•	Revenue from the animal health market was up 34% for the twelve months ended December 31, 2017 compared to the same period in 2016, driven by cell bank moves for a new client and an increase in volume from existing clients.

•	Animal health revenue for the three-month period ended December 31, 2017 was up 62% compared to the same period in 2016, primarily driven by a new client headquartered in Germany.

Reproductive Medicine

•	Reproductive medicine revenue increased by 11% for the twelve months ended December 31, 2017 compared to the same period in 2016; for the quarter ended December 31, 2017, overall reproductive medicine revenue decreased 3% compared to the same quarter in 2016.

•	Launched MyCryostork.com website to focus on the needs of intended parents and to begin to build global brand awareness.

Financial Results:

•	Revenue increased 56% to $12.0 million for the twelve-month period ended December 31, 2017 compared to the same period in 2016. This growth was driven by an overall increase in the number of clients utilizing the Company’s solutions complemented by growth and frequency of shipments from current clients.

•	Revenue increased 49% to $3.3 million for the three-month period ended December 31, 2017 compared to the same period in 2016. This growth was driven by an overall increase in the number of clients utilizing the Company’s solutions complemented by growth and frequency of shipments from current clients.

•	Gross margin for the twelve and three months ended December 31, 2017 was 50% and 52%, respectively, compared to 40% and 42% for the twelve and three-month periods in the prior year, respectively. Gross margin improvements were driven by increased business volume, annual pricing adjustments and the positive impact of economies of scale.

•	As a result of investments in the build out of infrastructure for the future during FY 2017, which includes adding new competencies and services, operating costs and expenses increased by $2.0 million and $1.0 million for fiscal year ended and the three months ended December 31, 2017, respectively.

•	Net losses for the twelve and three-month periods ended December 31, 2017 were $7.9 million and $2.3 million, respectively, which reflected improvements of 40% and 47% compared to net losses of $13.1 million and $4.3 million for the same twelve and three-month periods in the prior year. Net loss attributable to common stockholders for the twelve and three-month periods ended December 31, 2017 was $7.9 million, or $0.34 per share and $2.3 million, or $0.09 per share, respectively, compared with $13.2 million, or $0.93 per share, and $4.3 million, or $0.25 per share, for the same twelve and three-month periods in the prior year.

•	Adjusted EBITDA for the twelve and three-month periods ended December 31, 2017 was ($3.7 million) and ($1.1 million), respectively, compared with ($5.3 million) and ($1.1 million) for the same twelve and three-month periods in the prior year.

•	The Company has no debt and reported $15.0 million in cash and cash equivalents as of December 31, 2017, compared to $4.5 million as of December 31, 2016. The increase in cash and cash equivalents includes net proceeds of $11.4 million received from an underwritten public offering on March 31, 2017 and net proceeds of $5.2 million from the exercise of warrants and stock options during the twelve-month period ended December 31, 2017.

•	Subsequent to year end, the Company completed a warrant tender offer resulting in gross proceeds of $4.7 million.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance is provided in Cryoport’s annual report on Form 10-K for the twelve and three-month periods ended December 31, 2017, which will be filed with the Securities and Exchange Commission (“SEC”) on March 8, 2018. The full report will be available on the SEC Filings section of the Investor Relations section of the Company’s website at www.cryoport.com.

Earnings Conference Call Information

Date:	Tuesday, March 6, 2018
Time:	4:30 p.m. EST
Dial-in numbers:	+1 (877) 407-9716 (U.S.) or +1 (201) 493-6779 (International)
Confirmation code:	Request “Cryoport Call”
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately three hours after completion of the live event and will be accessible on the Investor Relations section of the Company's website at www.cryoport.com for a limited time. To access the replay of the webcast, please follow this link. A dial-in replay of the call will also be available to those interested until March 13, 2018. To access the replay, dial 1 (844) 512-2921 (United States) or 1 (412) 317-6671 (International) and enter replay pin number: 13676420.

About Cryoport, Inc.

Cryoport is the life sciences industry’s most trusted global provider of temperature-controlled logistics solutions for temperature-sensitive life sciences commodities, serving the biopharmaceutical market with leading-edge logistics solutions for biologic materials, such as regenerative medicine, including immunotherapies, stem cells and CAR-T cells. Cryoport’s solutions are used by points-of-care, CRO’s, central laboratories, pharmaceutical companies, manufacturers, university researchers et al; as well as the reproductive medicine market, primarily in IVF and surrogacy; and the animal health market, primarily in the areas of vaccines and reproduction. Cryoport’s proprietary Cryoport Express® Shippers, Cryoportal™ Logistics Management Platform, leading-edge SmartPak II™ Condition Monitoring System and geo-sensing technology, paired with unparalleled cold chain logistics expertise and 24/7 client support, make Cryoport the end-to-end cold chain logistics partner that the industry trusts.

Cryoport is dedicated to:

•	simplifying global cold chain logistics through innovative technology, unmatched monitoring and data capture and support, including consulting;
•	delivering the most advanced temperature controlled logistics solutions for the life sciences industry; and
•	providing vital information that provides peace of mind throughout the life of each logistics process.

For more information, visit www.cryoport.com. Sign up to follow @cryoport on Twitter at www.twitter.com/cryoport.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.'s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company's cash flow, market acceptance risks, and technical development risks. The Company's business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the Company’s 10-K for the year ended December 31, 2017 filed with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Investor Contacts:

Todd Fromer/Elizabeth Barker

tfromer@kcsa.com/ebarker@kcsa.com

P: 212-896-1203

Cryoport Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016	2016
	(unaudited)	(unaudited)		(unaudited)
Revenues	$3,322,000	$2,228,879	$11,954,267	$7,678,816	$6,123,271
Cost of revenues	1,608,750	1,288,048	5,987,834	4,577,393	3,603,655
Gross margin	1,713,250	940,831	5,966,433	3,101,423	2,519,616

Operating costs and expenses:
General and administrative	2,031,446	1,697,373	7,420,837	6,449,196	4,634,775
Sales and marketing	1,572,664	1,142,213	5,232,406	4,820,230	3,573,204
Research and development	380,315	103,149	1,205,692	598,106	453,628
Total operating costs and expenses	3,984,425	2,942,735	13,858,935	11,867,532	8,661,607

Loss from operations	(2,271,175)	(2,001,904)	(7,892,502)	(8,766,109)	(6,141,991)
Other (expense) income:
Interest expense	-	(17,675)	(15,693)	(139,416)	(58,222)
Warrant repricing expense	-	(2,265,434)	-	(4,195,252)	(4,195,252)
Other income (expense), net	2,418	1,470	14,337	(6,770)	(1,898)
Loss before provision for income taxes	(2,268,757)	(4,283,543)	(7,893,858)	(13,107,547)	(10,397,363)
Provision for income taxes	(912)	(311)	(5,143)	(5,673)	(5,673)
Net loss	(2,269,669)	(4,283,854)	(7,899,001)	(13,113,220)	(10,403,036)
Preferred stock beneficial conversion charge	-	-	-	-	-
Undeclared cumulative preferred dividends	-	-	-	(75,460)	-
Net loss attributable to common stockholders	$(2,269,669)	$(4,283,854)	$(7,899,001)	$(13,188,680)	$(10,403,036)

Net loss per share attributable to common stockholders - basic and diluted	$(0.09)	$(0.25)	$(0.34)	$(0.93)	$(0.68)
Weighted average shares outstanding - basic and diluted	25,545,645	16,847,011	22,963,382	14,220,977	15,393,402

Cryoport Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2017	2016

Current Assets:
Cash and cash equivalents	$15,042,189	$4,524,529
Accounts receivable, net	1,625,476	1,195,479
Inventories	114,796	89,499
Prepaid expenses and other current assets	516,427	286,919
Total current assets	17,298,888	6,096,426
Property and equipment, net	2,511,174	1,647,104
Intangible assets, net	90,646	5,000
Deposits	363,403	363,403
Total assets	$20,264,111	$8,111,933

Current liabilities:
Accounts payable and other accrued expenses	$1,259,629	$1,160,299
Accrued compensation and related expenses	925,514	419,034
Related party notes payable and accrued interest, net of discount	-	651,934
Total current liabilities	2,185,143	2,231,267
Deferred rent liability	192,202	200,264
Total liabilities	2,377,345	2,431,531
Total stockholders' equity	17,886,766	5,680,402
Total liabilities and stockholders' equity	$20,264,111	$8,111,933

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes the following non-GAAP financial measure, adjusted EBITDA, to provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

Cryoport Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016	2016
GAAP net loss	$(2,269,669)	$(4,283,854)	$(7,899,001)	$(13,113,220)	$(10,403,036)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	172,851	102,681	664,831	374,202	301,297
Interest expense	-	17,675	15,693	139,416	58,222
Stock-based compensation expense	1,017,923	780,010	3,547,781	3,117,946	2,329,003
Warrant repricing expense	-	2,265,434	-	4,195,252	4,195,252
Income taxes	(912)	311	5,143	5,673	5,673
Adjusted EBITDA	$(1,079,807)	$(1,117,743)	$(3,665,553)	$(5,280,731)	$(3,513,589)